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                                                                     EXHIBIT 1


                                JOINT FILING AGREEMENT


     In accordance with Rule 13d-1 (f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.25 per share, of Vencor, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1 (f) (1) (ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:  May 5, 1998

TENET HEALTHCARE                                NME PROPERTIES CORP.
     CORPORATION


By: /s/ Scott M. Brown                          By: /s/ Scott M. Brown
    ----------------------------                    ----------------------------
    Scott M. Brown                                  Scott M. Brown
    Senior Vice President                           Senior Vice President
      and Secretary                                   and Secretary


NME PROPERTY HOLDING CO., INC.                  NME PROPERTIES, INC.

By: /s/ Scott M. Brown                          By: /s/ Scott M. Brown
    ----------------------------                    ----------------------------
    Scott M. Brown                                  Scott M. Brown
    Senior Vice President                           Senior Vice President
      and Secretary                                   and Secretary